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Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 4, 2002

Ladies and Gentlemen:

We have read Item 4 included in the Form 8-K dated June 4, 2002 of F.A.O., Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

John R. Golisch

Copy to: Mr. Ray Springer, Chief Financial Officer

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  Exhibit 16.1